Exhibit 99.2

Key Elements of Vectren South - Electric Rate Case Order Issued April 27, 2011:

Overall Revenue Increase Authorized:                                                                                    $28.6 million
Overall Percent Increase:                                                                                       Approximately 5%

Authorized Return on Equity (ROE):                                                                            10.4%
Weighted Cost of Long Term Debt:                                                                                  6.25%
Overall Rate of Return:                                                                                7.29%
Capital Structure:                                                      44% Debt
         43% Equity
         13% Cost Free/Other

Rate Base:                                                                                           $1,295.6 million

Other Key Findings:
■	Post in service carrying cost and depreciation deferral accounting treatment authorized for power production efficiency projects known as Dense Pack projects estimated at $35 million.
■	Continued symmetrical 50/50 sharing of wholesale power margins above and below new base level of $7.5 million which had previously been $10.5 million.
■	Implementation of decoupling rate design denied.
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Note that separate from this case, a settlement has been reached with the Office of Utility Consumer Counselor on implementation of energy efficiency programs along with lost margin recovery for large customers and it also provides for a subsequent filing to request lost margin recovery for small customers in this situation where decoupling was not approved.

■	Current coal contracts remain effective and going forward a review process of future procurement decisions will be initiated.